POWER OF ATTORNEY Know all by these presents, that the undersigned hereby authorizes each of Paul Kardish and Brian Cooper of The AZEK Company Inc., a
Delaware corporation (the "Company"), to execute for and on behalf of the undersigned, in the undersigned's capacity as a director and/or officer of the
Company, Forms 3, 4 and 5, and any amendments thereto, and cause such form(s) to be filed with the United States Securities and Exchange Commission pursuant to
Section 16(a) of the Securities Act of 1934, as amended, and the rules thereunder, and, if necessary, such forms or similar reports required by state or foreign regulators or jurisdictions in which the Company operations, in each case relating to the undersigned's beneficial ownership of securities in the
Company. The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934. This Power of Attorney
may be filed with the SEC as a confirming statement of the authority granted herein. This Power of Attorney shall remain in full force and effect until the earliest of: (1) the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of, and transactions in, securities issued by the Company; (2) this Power of Attorney is revoked by the undersigned in a signed writing delivered to the foregoing attorney-in-fact; or (3) as to a specific attorney-in-fact, the employment of such attorney-in-fact with the
Company is terminated. IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this  22nd  day of July, 2020.

/s/ Brian Spaly
Name:  Brian Spaly